UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 7, 2017

SPECTRA ENERGY PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	001-33556	41-2232463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5400 Westheimer Court, Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 7, 2017, the Board of Directors of our General Partner declared a quarterly cash distribution of $0.68875 per unit, an increase of 1.25 cents over the previous level of $0.67625 per unit. The cash distribution is payable on February 28, 2017, to unitholders of record at the close of business on February 17, 2017. This quarterly cash distribution equates to $2.755 per unit on an annual basis. A copy of the press release announcing the declaration of our quarterly cash distribution is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

The description in Item 2.02 above of the declaration of our quarterly cash distribution is incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, announcing the declaration of quarterly cash distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP

By:	Spectra Energy Partners (DE) GP, LP, its general partner

By:	Spectra Energy Partners GP, LLC, its general partner

/s/ Gregory L. Ebel
Gregory L. Ebel
President and Chief Executive Officer

Date: February 7, 2017

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release, announcing the declaration of quarterly cash distribution.